UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 7, 2011

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	333-172205	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 415-6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2011, American Realty Capital Properties, Inc. (the “Company”) entered into a dealer manager agreement (the “Dealer Manager Agreement”) with Realty Capital Securities, LLC (“RCS”) and Ladenburg Thalmann & Co., Inc. (together with RCS, the “Dealer Managers”) relating to a public offering by the Company (the “Offering”) of a minimum of 5,400,000 and a maximum of 8,800,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”).  RCS is an affiliate of the Company. The Shares are being sold to the public at a price of $12.50 per Share (subject to discounts as described in the Registration Statement (as defined below)).  The Dealer Managers are not required to sell any specific number or dollar amount of the Shares, but will use their reasonable best efforts to arrange for the sale of all the Shares.  Reasonable best efforts means the Dealer Managers must use their good faith efforts and reasonable diligence to sell the Shares but are not otherwise obligated to purchase any specific number or dollar amount of the Shares.

The Offering will end no later than September 6, 2011, which is 61 days from the effective date of the Offering (irrespective of whether the Company sells the maximum number of the Shares in the Offering). The Company will deposit subscription payments in an escrow account held by the escrow agent, UMB Bank, National Association (the “Escrow Agent”), in trust for the subscriber’s benefit, pending release to the Company, pursuant to the escrow agreement, dated July 7, 2011, by and among the Company, the Dealer Managers and the Escrow Agent (the “Escrow Agreement”). 5,400,000 Shares must be sold within 61 days following commencement of the Offering and the Company’s common stock must be listed on The NASDAQ Capital Market at such time or the Company will terminate the Offering and promptly return subscription payments to subscribers for Shares with their pro rata share of the interest earned on these funds in accordance with the provisions of the Escrow Agreement.

The Offering is being made pursuant to a final prospectus, dated July 7, 2011, pursuant to the Company’s existing effective registration statement on Form S-11 (File No. 333-172205) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on July 7, 2011.

The Dealer Manager Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Dealer Managers, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Dealer Manager Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Dealer Manager Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the Dealer Manager Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.  The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to the Registration Statement and such documents.

Item 8.01. Other Events.

On July 11, 2011, the Company issued a press release announcing the Offering described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
1.1
Dealer Manager Agreement, dated July 7, 2011, by and among American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., Realty Capital Securities, LLC and Ladenburg Thalmann & Co. Inc.

99.1	Press Release dated July 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

July 11, 2011	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors